Exhibit 10.04

EXECUTION VERSION

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of April 8, 2019 (as amended, modified or supplemented from time to time, this “Agreement”), is entered into by and between AMYRIS, INC., a Delaware corporation (the “Company”), and Foris Ventures, LLC, a Delaware limited liability company (the “Lender”).

RECITALS

    A.  Subject to the terms and conditions hereof, the Lender has agreed to purchase from the Company, and the Company has agreed to sell to the Lender, an unsecured promissory note (the “Note”) having an aggregate principal amount of Eight Million Dollars ($8,000,000).

AGREEMENT

    NOW THEREFORE, in consideration of the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  Purchase and Sale of the Note.

(a)	Purchase and Sale. The sale and purchase of the Note shall take place at such place and time as the Company and the Lender may determine, but in no event later than April 12, 2019 (the “Closing”). At the Closing, the Company will deliver to the Lender the Note, against receipt by the Company of Eight Million Dollars ($8,000,000) in immediately available funds. The Note will be registered in the Lender’s name in the Company’s records.

(b)	Subordination. The Note shall be subordinated in right of payment to that certain Tranche II Senior Convertible Note issued on January 15, 2014 by the Company to Wolverine Flagship Fund Trading Limited (the “Senior Debt”). For the avoidance of doubt, the Lender will not demand or receive from the Company (and the Company will not pay to the Lender) all or any part of the Note, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any portion of the Senior Debt (other than any contingent obligations for which no claim has been asserted) remains outstanding; provided, however, that if a proceeding has been commenced by or against the Company, the Lender may file a claim or statement of interest with respect to the Note, the Lender may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Lender, vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Note, and the Lender may exercise any rights or remedies as unsecured creditors against the Company so long as doing so is not, directly or indirectly, inconsistent with, or in violation of, the terms of this provision.

   2.  Representations and Warranties of the Company.  The Company represents and warrants to the Lender as of the date hereof and as of the Closing that:

(a)	Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b)	Authority. The execution, delivery and performance by the Company of this Agreement and the Note and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Company.

(c)	Enforceability. This Agreement and the Note have been duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except in each case as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	Non-Contravention. The execution and delivery by the Company of this Agreement and the Note and the performance and consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound except to the extent such violation, breach or acceleration could not reasonably be expected to result in a Material Adverse Effect; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties except to the extent such suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect. The Company is not in breach of any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound except to the extent such violation, breach or acceleration could not reasonably be expected to result in a Material Adverse Effect.

(e)	Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Company of this Agreement and the Note and the performance and consummation by the Company of the transactions contemplated hereby and thereby, except for those already obtained or those that will be obtained prior to the Closing.

(f)	Tax Returns and Payments. The Company has timely filed all required tax returns and reports, and the Company has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Company except to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

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(g)	Litigation. There are no actions or proceedings pending or threatened in writing by or against the Company except for such actions or proceedings that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(h)	Full Disclosure. No written representation, warranty or other statement of the Company in any certificate or written statement given to Lender by the Company in connection with this Agreement or the Note, as of the date such representation, warranty, or other statement was made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or written statements not misleading in light of the circumstances under which they were made.

   3.  Representations and Warranties of the Lender.  The Lender represents and warrants to the Company as of the date hereof and as of the Closing that:

(a)	Due Incorporation, Qualification, etc. The Lender (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware; and (ii) has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b)	Authority. The execution, delivery and performance by the Lender of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Lender.

(c)	Enforceability. The Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	Securities Law Compliance. The Lender is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has received or has had full access to all of the information necessary and appropriate to make an informed investment decision. The Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Lender acknowledges that it can bear the economic risk of the investment the Note.

(e)	Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Lender of this Agreement and the performance and consummation by the Lender of the transactions contemplated hereby and thereby, except for those already obtained.

(f)	Non-Contravention. The execution and delivery by the Lender of this Agreement and the performance and consummation by the Lender of the transactions contemplated hereby do not and will not (i) violate the organizational documents of the Lender or any judgment, order, writ, decree, statute, rule or regulation applicable to the Lender; or (ii) violate any agreement to which the Company is a party or by which it is bound.

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    4.  Conditions to Obligations of the Lender.  The Lender’s obligations hereunder are subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Lender:

(a)	Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct as of the Closing.

(b)	Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the sale and issuance of the Note.

(c)	Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Lender, of the Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

(d)	Transaction Documents. The Company shall have duly executed and delivered to the Lender this Agreement and the Note.

    5.  Conditions to Obligations of the Company.  The Company’s obligations hereunder are subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company:

(a)	Representations and Warranties. The representations and warranties made by the Lender in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing.
(b)	Governmental Approvals and Filings. The Lender shall have obtained all governmental approvals required in connection with the sale and issuance of the Note.

(c)	Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Lender, of the Note shall be legally permitted by all laws and regulations to which the Lender or the Company are subject.

(d)	Purchase Price. The Lender shall have delivered to the Company eight million dollars ($8,000,000) in immediately available funds.

    6.   Definitions.  As used in this Agreement, the following capitalized terms have the following meanings:

“Material Adverse Effect” means a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company or the ability of the Company to perform its obligations under this Agreement.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Lender under the Note of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including all principal, interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

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“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

    7.  Miscellaneous.

(a)	Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Lender.

(b)	Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California.

(c)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)	Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(e) below, the rights and obligations of the Company and the Lender hereunder and under the Notes shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

(e)	Assignment by the Company; Assignment by the Lender. Neither this Agreement nor the Note nor any of the rights, interests or obligations hereunder or thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender. The Lender will not assign, by operation of law or otherwise, this Agreement or the Note or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the Company.

(f)	Entire Agreement. This Agreement and with the Note constitute the full and entire understanding and agreement between the parties relating to the subject matter hereof and thereof and supersede any previous written or verbal agreements between the parties with regard to the subject matter hereof and thereof.

(g)	Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to the Company, to:

Amyris, Inc.
5885 Hollis St., Ste. 100
Emeryville, CA 94608
Attention: General Counsel

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If to the Lender, to:

Foris Ventures, LLC

Attention:

JEMA Management LLC

751 Laurel St. #717

San Carlos, CA 94070-3113

(h)	Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
AMYRIS, INC.
By:	/s/ Kathleen Valiasek ____
Name:	Kathleen Valiasek
Title:	Chief Financial Officer

LENDER:

FORIS VENTURES, LLC
By:	/s/ Barbara Hager___________
Name:	Barbara Hager_____________
Title:	Manager__________________